Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of VeriChip Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott R. Silverman, Chairman of the Board and Chief Executive Officer of the Company, and I, William J. Caragol, President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
/s/ Scott R. Silverman

Scott R. Silverman
Chairman of the Board and Chief Executive Officer
Date: August 8, 2007
/s/ William J. Caragol

William J. Caragol
President, Chief Financial Officer, Treasurer and Secretary
Date: August 8, 2007
A signed original of this written statement required by Section 906 has been provided to VeriChip Corporation and will be retained by VeriChip Corporation and furnished to the Securities and Exchange Commission or its staff upon request.